Exhibit 99.1

For Immediate Release

ORIGIN BANCORP, INC. ACCELERATES TEXAS EXPANSION BY SIGNING DEFINITIVE MERGER AGREEMENT WITH BT HOLDINGS, INC.

RUSTON, Louisiana and QUITMAN, Texas (February 24, 2022) – Origin Bancorp, Inc. (Nasdaq: OBNK) ("Origin" or the “Company”), the holding company for Origin Bank, Choudrant, Louisiana, and BT Holdings, Inc. ("BTH"), the holding company for BTH Bank, N.A., Quitman, Texas, today jointly announced the signing of an Agreement and Plan of Merger (the “Merger Agreement”) under which Origin will acquire BTH in an all-stock transaction valued at approximately $313.5 million based upon Origin’s closing stock price of $44.52 on February 23, 2022. Based on combined balances as of December 31, 2021, Origin is expected to have approximately $9.9 billion in assets, $6.6 billion in loans and $8.3 billion in deposits following the close of the transaction.

The Merger Agreement has been approved by the Boards of Directors of each of Origin and BTH. The closing of the transaction, which is expected to occur during the second half of 2022, is subject to customary conditions, including receipt of regulatory approvals and approval by the shareholders of each of Origin and BTH.

Under the terms of the Merger Agreement, BTH shareholders will receive an aggregate of 6,828,390 shares of Origin's common stock in exchange for all outstanding shares of BTH common stock, subject to certain adjustments described in the Merger Agreement. Based upon 10,429,681 BTH common shares currently outstanding, each BTH common share would be converted to 0.6547 shares of Origin common stock, equating to a value of $29.15 per BTH common share based on Origin’s closing stock price on February 23, 2022. Outstanding options to purchase BTH common stock will be converted to options to purchase Origin common stock.

“I am excited to bring our strong teams together and expand our Texas franchise,” said Drake Mills, Chairman, President and Chief Executive Officer of Origin Bancorp, Inc. “These two companies have been passionately committed to community banking for more than 100 years and are deeply rooted in the communities we serve. I firmly believe that our cultural alignment and shared values provide an ideal combination to drive growth and long-term value for our employees, customers, communities and shareholders.”

“Both of our organizations share a focus on relationship-based, community banking,” said Lori Sirman, President and Vice Chairman of BT Holdings, Inc. “We believe this alignment of interest will provide a pathway to further increase shareholder value and appreciation. BTH Bank’s fresh, unique approach to banking and our ‘putting people first’ philosophy will be enhanced by Origin’s wide array of products, services and innovative technology.”

Founded more than 107 years ago in Quitman, Texas, BTH Bank has a solid history of stability and service throughout its footprint. With branches throughout East Texas and the Dallas-Fort Worth metroplex, BTH’s locations will help Origin bridge the I-20 corridor between Louisiana and Dallas-Fort Worth, and expand its growth opportunities in Texas. The completed merger will give Origin a top 30 deposit market share in Texas and top 20 within the Dallas-Fort Worth metroplex.

Stephens Inc. served as financial advisor and Fenimore Kay Harrison LLP provided legal counsel to Origin. Piper Sandler & Co. served as financial advisor to BTH and Norton Rose Fulbright US LLP served as its legal advisor.

Conference Call

Management will host a conference call and webcast to discuss the acquisition of BTH at 10:00am CST on Thursday, February 24th, 2022. To participate in the live conference call, please dial (844) 695-5516; International: (412) 902-6750 and request to be joined into the Origin Bancorp, Inc. (OBNK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the Investor Relations, News & Events, Events & Presentations link or directly by visiting: https://services.choruscall.com/mediaframe/webcast.html?webcastid=auEryPd5

About Origin Bancorp, Inc.

Origin is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912. Deeply rooted in Origin’s history is a culture committed to providing personalized, relationship banking to its clients and communities. Origin provides a broad range of financial services to businesses, municipalities, high net worth individuals and retail clients, and currently operates 44 banking centers located from Dallas/Fort Worth and Houston, Texas across North Louisiana and into Mississippi. For more information, visit www.origin.bank.

Contact:

Media: Ryan Kilpatrick, Origin Bank; (318) 232-7472; rkilpatrick@origin.bank

Investor Relations: Chris Reigelman, Origin Bank; (318) 497-3177; chris@origin.bank

About BT Holdings, Inc.

BT Holdings, Inc. is a bank holding company headquartered in Quitman, Texas. BTH’s wholly-owned bank subsidiary, BTH Bank, N.A., was founded in 1914. BTH Bank operates through a network of 13 branch locations along the I-20 corridor from Fort Worth to Longview and provides a full suite of retail, private and commercial banking services. As of December 31, 2021, BTH Bank had total assets of $2.0 billion, total loans of $1.3 billion, total deposits of $1.7 billion and total shareholders’ equity of $251.7 million.

Contact:
Lori Sirman, BTH Bank; (903) 252-1143
Jay Dyer, BTH Bank; (214) 239-7430

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Origin. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Origin’s current expectations and assumptions regarding Origin’s and BTH’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect Origin’s or BTH’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Origin and BTH, the outcome of any legal proceedings that may be instituted against Origin or BTH, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Origin and BTH do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the transaction and integration of Origin and BTH successfully, and the dilution caused by Origin’s issuance of additional shares of its capital stock in connection with the transaction. Except to the extent required by applicable law or regulation, Origin disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Origin and factors which could affect the forward-looking statements contained herein can be found in Origin’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission (“SEC”).

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction (the “Transaction”), Origin will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Origin and BTH and a prospectus of Origin, as well as other relevant documents concerning the Transaction. Certain matters in respect of the Transaction involving BTH and Origin will be submitted to BTH’s and Origin’s shareholders for their consideration.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT ORIGIN, BTH AND THE TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from Origin at its website, www.origin.bank.  Documents filed with the SEC by Origin will be available free of charge by accessing Origin’s Investor Relations website at ir.origin.bank or, alternatively, by directing a request by mail or telephone to Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270, Attn: Investor Relations, (318) 497-3177.

PARTICIPANTS IN THE SOLICITATION

Origin, BTH and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Origin and BTH in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Origin, and its directors and executive officers, may be found in Origin’s definitive proxy statement relating to its 2021 Annual Meeting of Shareholders filed with the SEC on March 17, 2021, and other documents filed by Origin with the SEC. These documents can be obtained free of charge from the sources described above.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.